Exhibit 10.9

LOAN NO: 94-0960131

ENVIRONMENTAL INDEMNITY AGREEMENT

(HARVEST SQUARE)

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, this "Agreement") made as of the 15th day of December, 2014, IREIT HARVEST SQUARE, L.L.C., a Delaware limited liability company, having an office at 2901 Butterfield Road, Oak Brook, IL 60523 ("Borrower"), INLAND REAL ESTATE INCOME TRUST, INC., a Maryland corporation, having an office at 2901 Butterfield Road, Oak Brook, IL 60523 ("Guarantor"; Borrower and Guarantor hereinafter referred to, individually and collectively, as the context may require, as "Indemnitor"), in favor of PNC BANK, NATIONAL ASSOCIATION, a national banking association, having an address at 10851 Mastin, Overland Park, KS 66210 (together with its successors and/or assigns, "Lender"). Capitalized terms used in this Agreement and not specifically defined herein shall have the meaning provided in the Loan Agreement (defined below).

RECITALS:

Contemporaneously herewith, Borrower will become the owner of the Property (as defined in the Loan Agreement (defined below)).

Also contemporaneously herewith, Borrower is assuming a loan ("Loan") in the maximum principal amount of $6,800,000.00 which Loan is evidenced by, among other documents, that certain Loan Agreement, dated December 12, 2011, made by KRG HARVEST SQUARE, LLC, a Delaware limited liability company f/k/a INLAND DIVERSIFIED HARVEST SQUARE, L.L.C., a Delaware limited liability company ("Original Borrower"), and Lender (together with all renewals, modifications, and amendments thereof in a writing between the parties thereto, the "Loan Agreement"), which Loan is evidenced by the Note and secured by, among other things, the Security Instrument.

Borrower is assuming the Loan pursuant to that certain Consent and Assumption Agreement with Limited Release, dated as of even date herewith, by and among Original Borrower, Kite Realty Group, L.P., Borrower, Guarantor, and Lender (the "Assumption Agreement"). The term "Loan Documents" shall have the meaning set forth in the Assumption Agreement and shall include, without limitation, the Assumption Agreement and the other New Loan Documents (as defined in the Assumption Agreement).

Lender is not willing to consent to Borrower's assumption of the Loan unless Indemnitor agrees jointly and severally to provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of Lender.

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Indemnitor is entering into this Agreement to induce Lender to consent to Borrower's assumption of the Loan.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Indemnitor hereby covenants, warrants, represents and agrees as follows:

1.              Lender Rights Under the Agreement. Lender's rights and remedies under this Agreement shall be in addition to and not in limitation of all rights and remedies of Lender under the other Loan Documents. Payments, if any, by Indemnitor as required under this Agreement shall not reduce Indemnitor's obligations and liabilities under any of the Loan Documents. Any default by Indemnitor under this Agreement (including any breach of any representation or warranty made by Indemnitor) shall, at Lender's option, constitute a default and an Event of Default ("Event of Default") under the Loan Agreement after the expiration of any applicable cure period.

2.               Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a)             "Environmental Damages" shall mean all claims, judgments, damages (including consequential damages), losses, penalties, fines, liabilities (including strict liability), obligations, encumbrances, liens, costs and expenses (including costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement), of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time, and including:

(i)             damages, losses or costs for personal injury, or injury to property or natural resources (including costs of assessment), occurring upon or off of the Property, including lost profits, consequential damages, punitive damages, the cost of demolition and rebuilding of any improvements on real property, interest and penalties;

(ii)            fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs and expenses incurred in connection with investigation, removal, remediation or post-remediation monitoring, operation and maintenance, of any Hazardous Materials or Release or in connection with the actual or alleged violation of any Environmental Law, including the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration, treatment, investigation work or monitoring work, in each case as required by any Environmental Law, or required to settle or otherwise respond to any third-party claim, or reasonably necessary to make and secure the full economic use and value of the Property or any other property, or otherwise expended in connection with such conditions, including any and all Corrective Work under Section 7 hereof, and further including any attorneys' fees, costs and expenses incurred in enforcing this Agreement or collecting any sums due hereunder;

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(iii)          any additional costs required to take necessary precautions to protect against a Release of Hazardous Materials at, on, in, under migrating from, migrating to, or affecting the Property, whether into the subsurface, air, any body of water, any building or structure on or near the Property, any other public domain or any surrounding or adjoining areas;

(iv)           any costs incurred to comply, in connection with the Property or any area surrounding or adjoining the Property, with Environmental Law;

(v)            liability to any third Persons or Governmental Authority for costs expended in connection with the items referenced in clause (ii) above; and

(vi)          diminution in the value of the Property, and damages for the loss of business and restriction on the use or adverse impact on the marketing of rentable or usable space or of any amenity of the Property.

(b)            "Environmental Law" shall mean all federal, state or commonwealth and local laws, regulations, statutes, codes, rules, resolutions, directives, orders, executive orders, consent orders, guidance and policy statements from regulatory agencies, judicial decrees, standards, permits, licenses and ordinances, or any judicial or administrative interpretation of any of the foregoing, pertaining to the protection of land, water, air, health, safety or the environment, whether now or in the future enacted, promulgated or issued, including the laws of the State where the Property is located.

(c)              "Guarantor Claims" shall mean all debts and liabilities of Borrower to any Guarantor, together with interest thereon, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether such obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person in whose favor such debts and liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be created. Guarantor Claims shall include without limitation all rights and claims of any Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor's payment of all or any portion of the Environmental Damages.

(d)            "Hazardous Materials" shall mean any substances, chemicals, materials, or elements in any physical state (liquid, solid, gaseous/vapor, etc.) that are prohibited, limited or regulated by the Environmental Laws, or any other substances, chemicals, materials, or elements that are defined as "hazardous" or "toxic," or a "pollutant" or "contaminant", or otherwise regulated, under the Environmental Laws, or that are known or considered to be potentially harmful, hazardous or injurious to human health, the safety of occupants or users of the Property or the environment. The term Hazardous Materials shall also include any substance, chemical, material, or element in any physical state (liquid, solid, gaseous/vapor, etc.) (i) defined as a "hazardous substance" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") (42 U.S.C. Sections 9601, et.), as amended by the Superfund Amendments and Reauthorization Act of 1986, and as further amended from time to

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time, and regulations promulgated thereunder; (ii) defined as a "regulated substance" within the meaning of Subtitle I of the Resource Conservation and Recovery Act (42 U.S.C. Sections 6991- 6991i), as amended from time to time, and regulations promulgated thereunder; (iii) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act (33 U.S.C. Section 1321), as amended from time to time, and the regulations promulgated thereunder, or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317), as amended from time to time, and the regulations promulgated thereunder; (iv) defined as "hazardous", "toxic", or a "pollutant", or "contaminant" or otherwise regulated, under any Environmental Laws adopted by the State in which the Property is located, or its agencies or political subdivisions; (v) which is petroleum, petroleum products, ethanol, methyl tertiary butyl ether or derivatives or constituents of or vapors from any of the foregoing; (vi) which is asbestos or asbestos-containing materials; (vii) the presence of which requires notification, investigation or remediation under any Environmental Laws or common law; (viii) the presence of which on the Property causes or threatens to cause a nuisance upon the Property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Property; (ix) the presence of which on adjacent properties would constitute a trespass by Borrower or any Guarantor; (x) which is urea formaldehyde foam insulation or urea formaldehyde foam insulation-containing materials; (xi) which is lead based paint or lead based paint-containing materials; (xii) which are polychlorinated biphenyls or polychlorinated biphenyl-containing materials; (xiii) which is radon or radon-containing or producing materials; (xiv) which is or contains excessive moisture, mildew, mold, microbial contamination, microbial growth or other fungi, or biological agents that can or are known to produce mycotoxins or other bioaerosols, such as antigens, bacteria, amoebae and microbial organic compounds or other similar matter, in each case that poses a risk to human health or the environment, or negatively impacts the value of the Property (herein referred to as "toxic mold"); (xv) which is a vapor from volatile chemicals or any other toxic or hazardous materials, including petroleum hydrocarbons, from a subsurface soil, groundwater or other source, or (xvi) which by any laws of any Governmental Authority requires special handling in its collection, storage, treatment, or disposal.

(e)             "Release" means the seeping, spilling, leaking, pumping, pouring, emitting, using, emptying, discharging, injecting, escaping, leaching, dumping, disposing, releasing, depositing, migrating, vaporizing or the presence of Hazardous Materials at, under or upon the Property or into the environment, or arising from the Property or migrating or vaporizing to or from the Property, whether or not the presence of such Hazardous Materials or such Release may require notification, treatment, response or removal action or remediation under any Environmental Law.

3.               Representations and Warranties. Indemnitor hereby represents and warrants that, except as is otherwise set forth on Schedule I attached hereto or otherwise disclosed in that certain Phase 1 Environmental Site Assessment dated October 17, 2011:

(a)             no Hazardous Material is present at, on or under the Property, has been Released, or threatens to be Released, at, on or under the Property, or is migrating to or from the Property other than substances of kinds and in amounts ordinarily and customarily used or stored

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in similar properties for the purposes of cleaning or other maintenance or operations, provided the same (i) have been and continue to be used and stored in compliance with all Environmental Law, (ii) have not and do not result in contamination of the Property, (iii) have not had and do not otherwise have a material adverse effect on the Property and (iv) not known or considered to be potentially harmful, hazardous or injurious to human health, the safety of occupants or users of the Property or the environment;

(b)            all activities and operations at the Property have been and are being conducted in compliance with Environmental Law, and Indemnitor has obtained all permits, licenses, consents and approvals required under Environmental Law for the conduct of operations and activities at the Property, and all such permits, licenses, consents and approvals are in full force and effect;

(c)            the Property has never been used to generate, manufacture, refine, transport, handle, transfer, produce, treat, store, dispose of, or process any Hazardous Materials, except in compliance with Environmental Law and in such a manner that there has been no Release;

(d)            no underground or aboveground storage tanks are, or to the best of Indemnitor's knowledge after due inquiry and investigation, have been, located on or under the Property;

(e)             no measurable levels of radon or radon containing or producing products are present in the existing structures on the Property, except as permitted by all applicable Environmental Law;

(f)             no civil, administrative or criminal proceeding is pending or, to the best of Indemnitor's knowledge, threatened against Indemnitor or any other Person relating to Indemnitor's compliance with Environmental Law, the environmental condition of or activities at the Property, or the presence, Release or threatened Release of Hazardous Materials at, on, under, migrating from or migrating to the Property, nor has any notice of any violation or potential liability under any Environmental Law been received, nor has Indemnitor reason to believe such notice will be received or proceedings initiated, nor has Indemnitor, or to Indemnitor' s knowledge, any other Person entered into any consent decree, judicial order or settlement affecting the Property, nor has Indemnitor or the Property been the subject of any other administrative or judicial order or decree;

(g)            the Property is not listed or proposed for listing on the National Priorities List pursuant to Section 9605 of CERCLA, on the Comprehensive Environmental Response, Compensation and Liability Information System, on any leaking underground storage tank listing, or any list of sites at which a Release of Hazardous Materials has or is suspected to have occurred, or on any list of sites involving the establishment and/or maintenance of an engineering or institutional control to limit exposure to or migration of a Hazardous Material, or on any other environmental list, remedial action list, regulatory database or the like including, without limitation, any state or local list of environmentally problematic and/or regulated sites;

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(h) no portion of the Property constitutes wetland or other "water of the United States", flood plain or flood hazard area, or coastal zone, as defined by Environmental Law;

(i) no Lien has been attached to any revenues or any real or personal property owned by Indemnitor and located in the state where the Property is located, including the Property, for damages or cleanup, response or removal costs, under any Environmental Law, or arising from an intentional or unintentional act or omission in violation thereof by Indemnitor, or any previous owner or operator of the Property;

(j)              there has been no Release of Hazardous Materials from the Property into waters on, under or adjacent to the Property, or onto lands from which Hazardous Materials might seep, flow or drain into such waters;

(k)            to the best of Indemnitor's knowledge, after due inquiry and investigation, no report, analysis, study or other document prepared by or for any Person exists identifying that any Release of Hazardous Materials has occurred, is likely to have occurred or is threatened at the Property;

(l) no toxic mold or vapors from volatile Hazardous Materials is present in any building or structure on the Property;

(m)          no deed restrictions, activity and/or use limitations, environmental covenants or other types of engineering or institutional controls, whether recorded or unrecorded, relating to environmental matters that exist on or with respect to the Property and, to the best of Indemnitor's knowledge after due inquiry and investigation, have ever existed on or with respect to the Property;

(n)            no asbestos or asbestos containing materials are present in any building or structure on the Property;

(o)            neither the transaction contemplated by the Loan Documents nor any other transaction involving the sale, transfer or exchange of the Property will trigger or has triggered any obligation under Environmental Law to make a filing, provide a deed notice, provide disclosure or take any other action, or in the event that any such transaction-triggered obligation does arise or has arisen under any Environmental Law, all such actions required thereby have been taken;

(p)            the execution, delivery and performance by each Indemnitor of this Agreement does not and will not (i) violate such Indemnitor's organizational documents, if such Indemnitor is not an individual, (ii) result in a breach of, or conflict with, or result in the acceleration of, any obligation under any guaranty, indenture, credit facility or other instrument to which such Indemnitor or any of its assets may be subject, or (iii) violate any order, judgment or decree to which such Indemnitor or any of its assets is subject, or (iv) contravene any (A) law or governmental rule, regulation or order which is applicable to such Indemnitor and no

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authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by such Indemnitor of this Agreement, or (B) any other contractual restriction which is binding upon or which affects such Indemnitor, and does not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any property of such Indemnitor, including the Property;

(q)            each Indemnitor has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. If any Indemnitor is not an individual: (i) such Indemnitor is duly organized, validly existing and in good standing under the laws of the state of its formation, and (ii) the execution, delivery and performance of this Agreement by such Indemnitor has been duly and validly authorized and each person signing this Agreement on such Indemnitor's behalf has been validly authorized and directed to sign this Agreement;

(r)             this Agreement is a legal, valid and binding obligation of each Indemnitor, enforceable against each Indemnitor in accordance with its terms, except to the extent enforceability may be limited under applicable Creditors Rights Laws affecting creditors generally and by general principles of equity;

(s)             no action, suit, proceeding or investigation, judicial, administrative or otherwise (including without limitation any Bankruptcy Action), currently is pending or, to the best of each Indemnitor's knowledge, threatened against any Indemnitor which, either in any one instance or in the aggregate, may have a material, adverse effect on such Indemnitor's ability to perform its obligations under this Agreement;

(t)             Guarantor owns a direct or indirect interest in Borrower and will derive substantial benefit from the assumption of the Loan to Borrower;

(u)            each Indemnitor currently is solvent and will not be rendered insolvent by providing this Agreement and has delivered to Lender true and correct copies of such Indemnitor's financial statements as of the date hereof;

(v)            each Indemnitor is familiar with, and has independently reviewed, books and records regarding the financial condition of Borrower and is familiar with the value of any and all Collateral intended to be given as security for the payment of the Debt; provided, however, no Indemnitor is relying on such financial condition or the Collateral as an inducement to enter into this Agreement; and

(w)           neither Lender nor any other Person has made any representation, warranty, or statement to any Indemnitor in order to induce any Indemnitor to execute this Agreement.

4.	Environmental Covenants. Each Indemnitor hereby covenants and agrees:
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(a)            to cause all activities at the Property during the term of the Loan to be conducted in compliance with Environmental Law;

(b)            to promptly provide Lender with copies of all: (i) correspondence, notices of violation, summons, orders, complaints or other documents received by Indemnitor, its lessees, sublessees, occupants or assigns, pertaining to compliance with any Environmental Law and/or the Release or threatened Release of Hazardous Materials at, on, under, migrating from or migrating to the Property; (ii) reports of or information from previous environmental investigations undertaken at the Property which Indemnitor knows of, or has or can obtain possession; (iii) any reports of or information from environmental investigations undertaken at the Property by any Person or entity after the date of this Agreement; (iv) licenses, certificates and permits required by Environmental Law; (v) a description of the operations and processes of Indemnitor; and (vi) any other information that Lender may reasonably request from time to time;

(c)            not to generate, manufacture, refine, transport, transfer, produce, store, use, process, treat, dispose of, handle, permit to exist, be present, or in any manner deal with, any Hazardous Materials on any part of the Property, nor permit others to engage in any such activity on the Property, except for (i) those Hazardous Materials which are used or present in the ordinary course of Indemnitor's business in compliance with Environmental Law, are listed on Schedule I attached hereto and have not been Released into the environment; and (ii) those Hazardous Materials which are naturally occurring on the Property, but only in such naturally occurring form and only in such quantities that are known not to be harmful, hazardous or injurious to the health or safety of occupants or users of the Property;

(d)            not to cause or permit, as a result of any intentional or unintentional act or omission on the part of Indemnitor or any tenant, subtenant, occupant or assigns, the presence or Release of Hazardous Materials on the Property, except for (i) those Hazardous Materials which are used or present in the ordinary course of Indemnitor's business in compliance with Environmental Law, are listed on Schedule I attached hereto and have not been Released into the environment, and (ii) those Hazardous Materials which are naturally occurring on the Property, but only in such naturally occurring form and only in such quantities that are known not to be harmful, hazardous or injurious to the health or safety of occupants or users of the Property;

(e)            to give notice and a full description to Lender immediately upon Indemnitor's acquiring knowledge of (i) any and all enforcement, clean-up, removal or other regulatory actions threatened, instituted or completed by any Governmental Authority with respect to Indemnitor or the Property; (ii) all complaints and claims made or threatened by any third party against Indemnitor or the Property relating to damage, contribution, compensation, loss or injury resulting from any Hazardous Materials or Release; (iii) any complaint made or threatened by any third party against Indemnitor or the Property relating to damage, contribution, compensation, loss or injury resulting from any Hazardous Materials or Release; (iv) the presence of any Hazardous Material at, on, under, migrating from or migrating to the Property;

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(v) any Release or threatened Release of Hazardous Materials at, on, under, migrating from or migrating to or from the Property that must be reported to any Governmental Authority under Environmental Law or that could reasonably be expected to result in concentrations of Hazardous Materials above applicable clean-up standards; (vi) Indemnitor's violation of any Environmental Law or any allegation of same from any other Person; (vii) the imposition, attachment or recording of any lien, deed restriction, activity and use limitations, environmental covenant, institutional control or encumbrance under Environmental Law against the Property and/or any personal or other real property owned by Indemnitor; and (viii) the inability to obtain or renew any environmental permit or a notice from a Governmental Authority that it has revoked or suspended, or otherwise intends to revoke or suspend, whether in whole or in part, any permit for the Property, which permit relates, in any way, to any Environmental Law (ix) any matters relating to Hazardous Materials, Release or Environmental Law that would give a reasonably prudent lender cause to be concerned that the value of their security interest in the Property may be reduced or threatened or that may impair or threaten to impair Indemnitor's ability to perform any of its obligations under this Agreement or the Loan Documents;

(f) to timely comply with any Environmental Law requiring the removal, treatment, storage, processing, handling, transportation or disposal of Hazardous Materials and provide Lender with satisfactory evidence of such compliance;

(g)            to conduct and complete all investigations, studies, sampling and testing, as well as all remedial, removal and other actions necessary to clean up and remove all Releases at, on, under, migrating from or migrating to the Property, all in accordance with Environmental Law;

(h)            to continue to have and maintain all necessary licenses, certificates and permits required under Environmental Law relating to Indemnitor and its Property, facilities, assets and business;

(i)             to remediate or cause to be remediated, at its sole cost and expense, any Hazardous Material which is or contains toxic mold;

G) to investigate, and as necessary, remediate or cause to be remediated, at its sole cost and expense, any vapor intrusion or vapor encroachment conditions at, on, under, migrating from or migrating to the Property from Hazardous Materials;

(k)            to take all actions necessary to reduce measurable amounts of radon gas detected in any building or structure on the Property to acceptable levels which are permissible under Environmental Law and protective of human health; and

(I)              to take all actions necessary to remove asbestos or asbestos containing materials from any building or structure on the Property.

5.	Lender's Right to Conduct an Investigation.
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(a)             Lender may, at any time and at its sole discretion, commission an investigation into the presence of Hazardous Materials or Release on, from or affecting the Property, or the compliance with Environmental Law at, or relating to, the Property. Such an investigation performed by Lender shall be at Indemnitor's expense if the performance of the investigation is commenced (i) upon the occurrence of a default hereunder or of a default or "Event of Default" under the Note, the Loan Agreement, the Security Instrument or any other Loan Document; or (ii) because Lender has a reasonable belief that Indemnitor has violated any provision of this Agreement (including any representation, warranty or covenant). All other investigations performed by Lender shall be at Lender's expense. Unless an Event of Default or an emergency exists, any such investigation shall be conducted after five (5) days prior notice and during normal business hours. In connection with any investigation under this paragraph, Indemnitor, its tenants, subtenants, occupants and assigns, shall comply with all reasonable requests for information made by Lender or its agents and Indemnitor represents, warrants and covenants that all responses to any such requests for information will be correct and complete. Indemnitor shall provide Lender and its agents with rights of access to all areas of the Property and permit Lender and its agents to perform testing (including any invasive testing) necessary or appropriate, in Lender's reasonable judgment, to perform such investigation.

(b)            Lender is under no duty, however, to conduct such investigations of the Property and any such investigations by Lender shall be solely for the purposes of protecting Lender's security interest in the Property and preserving its rights under the Loan Documents. No site visit, observation, or testing by Lender shall constitute a waiver of any default of Indemnitor or be characterized as a representation regarding the presence or absence of Hazardous Materials or Release at the Property. Lender owes no duty of care to protect Indemnitor or any third party from the presence of Hazardous Materials or Release or any other adverse condition affecting the Property nor shall Lender be obligated to disclose to Indemnitor or any third party any report or findings made in connection with any investigation done on behalf of Lender.

6.	Indemnification.

(a)             Indemnitor covenants and agrees, at its sole cost and expense, to indemnify, defend, protect, save and defend and hold harmless the Indemnified Parties against and from any and all Environmental Damages, which may at any time be imposed upon, threatened against, incurred by or asserted or awarded against any Indemnified Party (whether before or after the release, satisfaction or extinguishment of the Security Instrument) and arising directly or indirectly from or out of:

(i)              Indemnitor's failure to comply with any of the provisions of this Agreement, including Indemnitor's breach of any covenant, representation or warranty contained in this Agreement; or

(ii)            the presence, Release or threatened Release of Hazardous Materials at, on, in, under, affecting or migrating or threatening to migrate to or from all or any portion of the Property, any surrounding areas or other property or any persons; or

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(iii)          any violation of, or noncompliance with, or alleged violation of, or noncompliance with, Environmental Law (and/or any permit relating to any Environmental Law) by the Property or Indemnitor, or its agents, employees, contractors, and the like, including, without limitation, costs and fees of lawyers, environmental consultants and the like incurred to remove any environmentally related lien imposed upon the Property; or

(iv)           the willful misconduct, error or omission or negligent act or omission of lndemnitor, or its agents, employees, contractors, and the like; or

(v)            any judgment, lien, order, complaint, claim, notice, citation, action, proceeding or investigation pending or threatened by or before any Governmental Authority or any private party litigant, including any environmental regulatory body, or before any court of law (including any private civil litigation) with respect to Indemnitor's business, assets, property or facilities, or the Property, in connection with any Hazardous Materials, or any Environmental Law (including the assertion that any lien existing or arising pursuant to any Environmental Law takes priority over the lien of the Security Instrument); or

(vi)          the enforcement of this Agreement or the assertion by Indemnitor of any defense to its obligations hereunder.

Indemnitor's indemnification obligations set forth in this Section 6 shall be in effect and enforceable regardless of whether any such indemnification obligations arise before, on or after foreclosure of the Security Instrument or other taking of title to all or any portion of the Property by Lender or any affiliate of Lender or any assignee of Lender's interest, and whether the underlying basis of any claim arose from events prior to Indemnitor acquiring ownership of the Property.

Notwithstanding anything to the contrary contained herein, Indemnitors shall have no duty to indemnify the Indemnified Parties for any Losses (i) arising solely and directly out of the willful misconduct or gross negligence of the Indemnified Parties or (ii) if Indemnitors prove that the Release or other environmental matter giving rise to the same shall first occur on, at or under the Property subsequent to the time that Lender, its affiliate, assignee, transferee or nominee acquired title to or possession of the Property (whether by foreclosure, exercise of power of sale or the delivery by Borrower to Lender of a deed in lieu of foreclosure to the Property and the acceptance thereof by Lender) to the exclusion of Indemnitors and their affiliates, and such Release or other environmental condition was not caused by Indemnitors or any of their affiliates. Indemnitor shall have the burden of proof as to the first occurrence of any such act or occurrence.

(b)             This Agreement may not be revoked by Indemnitor and shall continue to be effective with respect to any Environmental Damages arising after any attempted revocation by Indemnitor.

(c)             Each Indemnified Party has the right to demand that Indemnitor pay, in lawful money of the United States of America, and the right to require Indemnitor to comply

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with and satisfy, its obligations and liabilities under this Agreement, and shall have the right to proceed immediately against any Indemnitor with respect thereto, without being required to (i) attempt recovery first from Borrower or any other Person, (ii) first sue Borrower or any other Person on the Note or any other Loan Document, or join Borrower or any other Person in any suit against any other Indemnitor, (iii) demonstrate that the Collateral for the Debt is inadequate security or that any Indemnified Party has exercised (to any degree) or exhausted any of such Indemnified Party's other rights and remedies with respect to Borrower, any other Person, or any Collateral for the Debt, (iv) mitigate damages or take any action other action to reduce or collect the Environmental Damages, or (v) resort to any other means of obtaining payment of the Environmental Damages. Any such demand may be made at any time coincident with or after the time for payment of any of the Environmental Damages. No liability or obligation of Indemnitor hereunder shall be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other Person, against any Indemnified Party or against payment of the Environmental Damages.

(d)            Promptly after the receipt by any Indemnified Party of written notice of any demand or claim or the commencement of any action, suit or proceeding concerning Indemnitor or any Indemnified Party in connection with the Property, Lender shall endeavor to notify Indemnitor thereof in writing. The failure by Lender promptly to give such notice shall not relieve Indemnitor of any liability to any Indemnified Party hereunder.

(e)            Each Indemnified Party shall have the right, at the expense of Indemnitor (which expense shall be included in Environmental Damages), to employ separate counsel in any such action and to participate in the defense thereof. In the event Indemnitor shall fail to discharge or undertake to defend any Indemnified Party against any Environmental Damages, such Indemnified Party may, at its sole option and election, defend or settle such Environmental Damages. The liability of Indemnitor to each Indemnified Party hereunder shall be conclusively established by such settlement, provided such settlement is made in good faith, and the amount of such liability shall include both the settlement consideration and the costs and expenses, including, without limitation, attorneys' fees and disbursements, incurred by each Indemnified Party in effecting such settlement. In such event, such settlement consideration, costs and expenses shall be included in Environmental Damages and Indemnitor shall pay the same as hereinafter provided. Each Indemnified Party's good faith in any such settlement shall be conclusively established if the settlement is made on the advice of independent legal counsel for such Indemnified Party.

(f) Indemnitor shall not, without the prior written consent of all Indemnified Parties: (i) settle or compromise any action, suit, proceeding or claim or consent to the entry of any judgment that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to each Indemnified Party of a full and complete written release of each Indemnified Party (in form, scope and substance satisfactory to each Indemnified Party in its sole discretion) from all liability in respect of such action, suit, proceeding or claim and a dismissal with prejudice of such action, suit, proceeding or claim; or (ii) settle or compromise any action, suit, proceeding or claim in any manner that may adversely affect any Indemnified Party or obligate

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any Indemnified Party to pay any sum or perform any obligation as determined by each Indemnified Party in its sole discretion.

7.               Indemnitor's Obligation to Perform Corrective Work.

(a)             Indemnitor shall have the obligation to promptly commence and perform any cleanup, remediation, removal, response, abatement, containment, closure, restoration, treatment, investigation, monitoring or corrective work required to address any actual or alleged violation of Environmental Law, Release or threatened Release, and Environmental Damages, including any actions required by Indemnitor under Section 6 ("Corrective Work") after the occurrence of any of the following: (i) Indemnitor obtains actual knowledge of any such Release, threatened Release, violation or Environmental Damages on, in, under, affecting, or migrating to or from the Property or any surrounding areas; or (ii) an event occurs for which any Indemnified Party can seek indemnification from Indemnitor pursuant to Section 6 hereof.

(b)            Indemnitor shall provide to Lender written notification at least twenty (20) days prior to the commencement of any such Corrective Work, and shall give Lender a monthly report, during the performance of such Corrective Work, on Indemnitor's progress with respect thereto, and shall promptly give Lender such other information with respect thereto as Lender shall reasonably request from time to time. Such written notice shall contain the name of the Person performing such Corrective Work and shall be accompanied by: (i) written evidence, satisfactory in form and content to Lender, showing that such Person is fully insured against any and all injury and damages caused by or resulting from the performance of such Corrective Work; and (ii) copies of the plans for such Corrective Work, approved in writing by the appropriate Governmental Authorities.

(c)            Any Corrective Work conducted by Indemnitor shall be diligently performed to completion and shall comply with Environmental Law and all other applicable laws to correct, contain, clean up, treat, remove, resolve, dispose of or minimize the impact of all Hazardous Materials.

(d)            Any failure by Lender to object to any actions taken by Indemnitor shall not be construed to be an approval by Lender of such actions. This Agreement shall not be construed as creating any obligation for Lender to initiate any contests or to perform or review Indemnitor's or any other party's performance of, any Corrective Work, or disburse any funds for any contests or the performance of any Corrective Work.

8.               Subrogation. Indemnitor shall take any and all reasonable actions, including institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such Persons responsible for the presence of any Hazardous Materials at, in, on, under, migrating from or migrating to or near the Property or otherwise obligated by law to bear the cost. Lender shall be and hereby is subrogated to all of lndemnitor's rights now or hereafter in such claims.

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9.              Interest. All Environmental Damages shall be immediately reimbursable to each Indemnified Party when and as incurred and, in the event of any litigation, claim or other proceeding, without any requirement of waiting for the ultimate outcome of such litigation, claim or other proceeding. Any amounts payable to any Indemnified Party under this Agreement shall become immediately due and payable on demand and, if not paid within thirty (30) days of such demand therefor, shall bear interest at a per annum rate equal to the Default Rate from the date payment was due.

10. Survival. The obligations and liabilities of lndemnitor under this Agreement shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, delivery or acceptance of a deed in lieu of foreclosure of the Security Instrument, transfer of the Property by Indemnitor or Lender and payment of the Debt in full.

11.           Notice of Legal Actions. Each party hereto shall, within five (5) Business Days of receipt thereof, give written notice to the other party hereto of any legal action brought against such party or related to the Property, with respect to which any Indemnitor may have liability under this Agreement. Such notice shall comply with the provisions of Section 16 hereof.

12.           Lender's Right to Select Engineers, Consultants and Attorneys. Without limiting the other provisions hereof, in the event any claim (whether or not a judicial or administrative action is involved) is asserted against Lender with respect to Hazardous Materials, any Release or Environmental Law, Lender shall have the right to select the engineers, other consultants and attorneys for Lender's defense or guidance, determine the appropriate legal strategy for such defense, and compromise or settle such claim, all in Lender's sole discretion, and Indemnitor shall be liable to Lender in accordance with the terms hereof for liabilities, costs and expenses incurred by Lender in this regard.

13.           Indemnitor's Obligation to Deliver Property. Indemnitor agrees that, in the event the Security Instrument is foreclosed (whether judicially or by power of sale) or Indemnitor tenders a deed in lieu of foreclosure, Indemnitor shall deliver the Property to Lender free of any and all Hazardous Materials, (except for (a) those Hazardous Materials which are used or present in the ordinary course of Indemnitor's business in compliance with Environmental Law, are listed on Schedule I hereto and have not been released into the environment in such a manner as to constitute Release hereunder and (b) those Hazardous Materials which are naturally occurring on the Property, but only in such naturally occurring form and only in such quantities that are known not to be harmful, hazardous or injurious to the health or safety of occupants or users of the Property) or Release in a condition such that the Property conforms with Environmental Law and such that no remedial or removal action or other Corrective Work will be required with respect to the Property. Indemnitor's obligations as set forth in this Section 13 are strictly for the benefit of Lender and any successors and assigns of Lender as holder of any portion of the Loan and shall not in any way impair or affect Lender's right to foreclose against the Property.

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14.           Lender's Right to Cure. In addition to the other remedies provided to Lender in the Security Instrument and the other Loan Documents, should Indemnitor fail to abide by any provisions of this Agreement, Lender may, should it elect to do so, perform any Corrective Work and any other such actions as it, in its sole discretion, deems necessary to repair, respond to and remedy any damage to the Property caused by Hazardous Materials or Release or any such Corrective Work. In such event, all funds expended by Lender in connection with the performance of any Corrective Work, including all contractor charges, attorneys' fees, engineering fees, consultant fees and similar charges, shall become a part of the obligation secured by the Security Instrument and shall be due and payable by Indemnitor on demand. Each disbursement made by Lender pursuant to this provision shall bear interest at the lower of the Default Rate or the highest rate allowable under applicable laws from the date Indemnitor shall have received written notice that the funds have been advanced by Lender until paid in full.

15.           Unimpaired Liability. Indemnitor acknowledges and agrees that all obligations hereunder are and shall be absolute and unconditional under any and all circumstances without regard to the validity, regularity or enforceability of any or all of the Loan Documents or the existence of any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. Without limiting the foregoing, Indemnitor acknowledges and agrees that its liability hereunder shall in no way be released, diminished, terminated, discharged, limited, reduced, impaired or otherwise adversely affected by reason of any of the following (whether or not Indemnitor has any knowledge or notice thereof), and waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice) which Indemnitor might otherwise have as a result of or in connection with any of the following:

(a)            Borrower's lack of authority or lawful right to enter into any of the Loan Documents, or the invalidity of all or any part of the Debt, or any of the Loan Documents, for any reason whatsoever, including, without limitation, the fact that (i) the Debt, or any part thereof, exceed the amount permitted by law, (ii) the Debt violates applicable usury laws, (iii) Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Debt wholly or partially uncollectible from Borrower other than payments made on the Debt by Borrower, (iv) the creation, performance or repayment of the Debt (or the execution, delivery and performance of any of the Loan Documents) is illegal, uncollectible or unenforceable, or (v) the Note, the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Indemnitor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Debt or any part thereof for any reason;

(b)            any renewal, modification, alteration, supplement, extension, increase, consolidation, restatement, rearrangement, adjustment, indulgence, forbearance or compromise, waiver or consent provided by Lender with respect to any of the Loan Documents including, without limitation, approval of a Transfer or the grant of extensions of time for payment or performance;

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(c)            failure to record any Loan Document or to perfect any security interest intended to be provided thereby or otherwise to protect, secure or insure any Collateral for the Debt;

(d)            Lender's failure to exercise, or delay in exercising, any rights or remedies Lender may have under the Loan Documents or under this Agreement;

(e)            the release, surrender, exchange, substitution, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment), in whole or in part, of any Collateral for the Debt or acceptance of additional Collateral or any additional guaranty or other assurance for all or any part of the Debt;

(f) any full or partial release of the liability of Borrower on the Debt, or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable on the Debt or for the Environmental Damages, in each case whether by operation of law, Lender's voluntary act, or otherwise, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment or performance of the Debt or the Environmental Damages, or any part thereof, it being recognized, acknowledged and agreed by Indemnitor that Indemnitor may be required to pay and perform under this Agreement in full without assistance or support of any other Person, and Indemnitor has not been induced to enter into this Agreement on the basis of a contemplation, belief, understanding or agreement that other persons will be liable to pay the Environmental Damages, or that any Indemnified Party will look to any other Person to pay or perform the Environmental Damages;

(g)            the failure of Lender or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of the Collateral, including any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of the Debt or any of the Environmental Damages. or (ii) to foreclose, or initiate any action to foreclosure, or, once commenced, prosecute to completion any action to foreclose upon any Collateral, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Debt;

(h)            the fact that any Collateral, security interest or Lien contemplated or intended to be given, created or granted as security for the payment or performance of the Debt, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or Lien, it being recognized and agreed by Indemnitor that Indemnitor is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any Collateral for the Debt;

(i)              any Bankruptcy Action involving or affecting Borrower, a SPC Party, any other guarantor under the Loan Documents, if any, or Lender;

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(j) the termination or discharge of the Security Instrument or the exercise of any power of sale or any foreclosure (judicial or otherwise) or delivery or acceptance of a deed in-lieu of foreclosure;

(k) any existing or future right of offset, claim, counterclaim, defense or other rights which Guarantor may have against Borrower, any SPC Party, any other guarantor under the Loan Documents, if any, or Lender, whether in connection with the Loan or any other transaction;

(l) any existing or future right of offset, claim, counterclaim, defense or other rights of Borrower against Lender or any other Person, or against payment of the Debt or the Environmental Damages, whether such rights arise in connection with the Debt (or the transactions creating the Debt) or otherwise, other than the payment of the Environmental Damages;

(m) the reorganization, merger or consolidation of Borrower into or with any other Person;

(n)            any payment by Borrower to Lender is held to constitute a preference under any Creditors Rights Law, or for any reason Lender is required to refund such payment or pay such amount to Borrower or any other Person; or

(o)            the accuracy or inaccuracy of the representations and warranties made by Borrower in any of the Loan Documents; and any other action taken or omitted to be taken with respect to the Loan Documents, the Debt, the Environmental Damages, or the Collateral therefor, whether or not such action or omission prejudices Indemnitor or increases the likelihood that Indemnitor will be required to pay the Environmental Damages pursuant to the terms hereof, it being the unambiguous and unequivocal intention of Indemnitor that Indemnitor shall be obligated to pay the Environmental Damages when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise particularly described herein which obligation shall be deemed satisfied only upon the full and final payment and performance of the Environmental Damages.

16.           Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given, and shall become effective, as provided in Section 13.6 of the Loan Agreement. Notices to Guarantor shall be addressed as follows:

Inland Real Estate Income Trust, Inc. 2901 Butterfield Road

Oak Brook, IL 60523

Attn: Chief Financial Officer Fax: 630-586-6590

With a copy to:

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The Inland Real Estate Group, Inc. 2901 Butterfield Road

Oak Brook, IL 60523 Attn: General Counsel Fax: (630) 218-4900

17.           Entire Agreement; Modifications. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Agreement. This Agreement may not be modified, amended, extended, discharged, terminated, changed, and no provision hereof may be waived, orally or by any act or failure to act on the part of Indemnitor or Lender, and no consent to any departure by Indemnitor therefrom shall be effective, except by a writing signed by the party against whom enforcement is sought, and then such modification, amendment, extension, discharge, termination, change, waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on any Indemnitor, shall entitle any Indemnitor to any other or future notice or demand in the same, similar or other circumstances.

18.           Binding Effect; Joint and Several Obligations. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the heirs, executors, legal representatives, administrators, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of any Indemnitor, shall inure to the benefit of the legal representatives, successors and assigns of Lender as well as any Persons who acquire title to or ownership of the Property from, or through action by, Lender (including at a foreclosure, sheriff's or judicial sale). No Indemnitor may delegate or transfer this Agreement or any of its respective rights or obligations hereunder without the prior written consent of Lender. Each Person constituting Indemnitor shall be jointly and severally liable hereunder. If any Indemnitor is a partnership, the agreements contained in this Agreement shall remain in force and be applicable, notwithstanding any changes in the individuals or entities comprising the partnership, and the term "Indemnitor," as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability. If any Indemnitor is a corporation, the agreements contained in this Agreement shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term "Indemnitor" as used herein, shall include any alternate or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. If any Indemnitor is a limited liability company, the agreements contained in this Agreement shall remain in force and be applicable, notwithstanding any changes in the members comprising the limited liability company, and the term "Indemnitor" as used herein, shall include any alternate or successor limited liability company, but any predecessor limited liability company and their members shall not thereby be released from any liability. (Nothing in the foregoing sentences shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, corporation or limited liability company which may be set forth in the Loan Agreement or the other Loan Documents.)

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19.           Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

20.            Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original. This Agreement (and each duplicate original) also may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed Agreement even though all signatures do not appear on the same page. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

21.            Principles of Construction. All references to sections and exhibits, if any, are to sections and exhibits in or to this Agreement unless otherwise specified. Article and section headings are for convenience only and shall not be used in interpretation of this Agreement. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; the word "section" refers to the entire section and not to any particular subsection, paragraph or other subdivision; the word "or" shall be deemed to include "and/or"; and "Agreement" and each of the Loan Documents referred to herein mean each such agreement as originally executed and as hereafter amended, restated, replaced, supplemented or otherwise modified from time to time, but only to the extent such modifications are not prohibited by the terms hereof or by the terms of any of the other Loan Documents. References to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referenced. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined, and pronouns shall be construed to cover all genders.

22.            Lender's Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender and shall be final and conclusive. Prior to a Securitization, whenever pursuant to the Loan Agreement the Rating Agencies are given any right to approve or disapprove any matter relating to any Indemnitor, or any arrangement or term relating to any Indemnitor is to be satisfactory to the Rating Agencies, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory, based upon Lender's determination of Rating Agency criteria, shall be substituted therefor.

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23.            Preservation of Rights. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. All rights and remedies of Lender are cumulative and concurrent and may be exercised separately and independently, singly, successively, together or otherwise, in Lender's sole discretion and as often as occasion therefor shall arise. Any representations, warranties, covenants or indemnification liabilities for breach thereof contained in this Agreement shall not be affected by any knowledge of, or investigations performed by; Lender. Any one or more Persons comprising Indemnitor, or any other party liable upon or in respect of this Agreement or the Loan, may be released without affecting the liability of any party not so released.

24.            Costs and Expenses. Wherever pursuant to this Agreement it is provided that Indemnitor pay any costs and expenses, such costs and expenses shall include, but not be limited to, legal fees and disbursements of Lender, whether with respect to retained firms, the reimbursement for the expenses of in-house staff or otherwise.

25.            Servicer. Pursuant to Section 11.4 of the Loan Agreement, the Loan may be serviced by a Servicer. All references to Lender herein shall refer to and include any such Servicer to the extent applicable.

26.	Governing Law; Service of Process.

(a)            THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE AND IS LOCATED WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, PROVIDED THAT TO THE EXTENT ANY OF SUCH LAWS MAY NOW OR HEREAFTER BE PREEMPTED BY FEDERAL LAW, IN WHICH CASE SUCH FEDERAL LAW SHALL SO GOVERN AND BE CONTROLLING. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH INDEMNITOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT.

(b)            ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR INDEMNITOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN OR FOR THE COUNTY WHERE THE PROPERTY IS LOCATED AND EACH INDEMNITOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH INDEMNITOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH INDEMNITOR DOES HEREBY DESIGNATE AND APPOINT:

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CT Representative

2000 Interstate Park Drive, Suite 204

Montgomery, AL 36109

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN OR FOR THE COUNTY WHERE THE PROPERTY IS LOCATED, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO EACH INDEMNITOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON EACH INDEMNITOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE WHERE THE PROPERTY IS LOCATED. EACH INDEMNITOR (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN OR FOR THE COUNTY WHERE THE PROPERTY IS LOCATED (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN OR FOR THE COUNTY WHERE THE PROPERTY IS LOCATED OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

27.           Lender Transferees; Secondary Market Activities. Indemnitor acknowledges and agrees that Lender, without notice to Indemnitor or Indemnitor's prior consent, may assign all or any portion of its rights hereunder in connection with any sale or assignment of the Loan or servicing rights related to the Loan, each grant of participations in or syndications of the Loan, a transfer of the Loan as part of a Securitization in which Lender assigns its rights to a securitization trustee, or a contract for the servicing of the Loan, and that each such assignee, participant or servicer shall be entitled to exercise all of Lender's rights and remedies hereunder. Indemnitor further acknowledges that Lender may provide to third parties with an existing or prospective interest in the servicing, enforcement, ownership, purchase, participation or Securitization of the Loan, including, without limitation, any Rating Agency rating the securities issued in respect of a Securitization or participation of the Loan, and any entity maintaining databases on the underwriting and performance of commercial mortgage loans, any and all information which Lender now has or may hereafter acquire relating to the Loan, the Property or with respect to Borrower or Indemnitor, as Lender determines necessary or desirable. Indemnitor irrevocably waives all rights it may have under applicable law, if any, to prohibit such disclosure, including, without limitation, any right of privacy.

28.            Further Assurances. Indemnitor will, at the cost of Indemnitor, upon Lender's request, execute, acknowledge and deliver to Lender such further documents and statements and do or cause to be done such acts or things as Lender may deem necessary or appropriate to effect the transactions contemplated hereby or to confirm the assumption of and agreement to pay,

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perform and discharge the liabilities and obligations hereby assumed and agreed to be paid, performed or discharged, or intended so to be.

29.           Bankruptcy Actions. Guarantor covenants and agrees that it will not at any time institute any Bankruptcy Action against Borrower, or join in the institution of any Bankruptcy Action against Borrower. Upon the commencement of any Bankruptcy Action by or against Borrower, Guarantor shall not seek or cause Borrower to seek a supplemental stay or other relief, whether injunctive or otherwise, pursuant to 11 U.S.C. §105 or any other provision of the Bankruptcy Code or any other Creditors Rights Law, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against Guarantor by virtue of this Agreement or otherwise.

30.           Reservation of Rights. Nothing contained in this Agreement shall prevent in any way, diminish or interfere with any rights or remedies, including, without limitation, the right to contribution, which Lender may have against Indemnitor or any other Person under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42 U.S.C. § 9601 et seq.), as it may be amended from time to time, or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.

31.           Waivers. (a) To the fullest extent permitted by Law, each Indemnitor hereby waives (i) any right or claim of right to cause a marshalling of any Indemnitor's assets or to cause Lender to proceed against any of the Collateral for the Debt before proceeding under this Agreement against any Indemnitor; (ii) and relinquishes all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation which any Indemnitor may have (the exercise of which are subject to the terms of this Agreement), provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of Lender; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought by or against it; (iv) notice of acceptance of this Agreement and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand, protest, notice of nonpayment or failure to perform or observe, or other proof, or notice or demand to which it might otherwise be entitled with respect to its obligations hereunder; (vi) all homestead or exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose, (vii) any duty on the part of Lender to disclose to Indemnitor any facts Lender may now or hereafter know about the Property, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Indemnitor intends to assume or has reason to believe such facts are unknown to Indemnitor or has a reasonable opportunity to communicate such facts to Indemnitor, it being understood and agreed that Indemnitor is fully responsible for being and keeping informed of the condition of the Property and of any and all circumstances bearing on the risk that liability may be incurred by Indemnitor hereunder.

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(b) WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH INDEMNITOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM OF ANY NATURE, WHETHER IN CONTRACT OR TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR ANY ACTS OR OMISSIONS OF LENDER, OR ANY OF ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH RESPECT TO ANY OF THE FOREGOING. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH INDEMNITOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY SUCH ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH INDEMNITOR.

32.	Guarantor Claims.

(a)           Until payment in full of the Debt (including interest accruing on the Note after the commencement of a proceeding by or against Borrower under any Creditors Rights Law, which interest the parties agree remains a claim that is prior and superior to any claim of any Guarantor notwithstanding any contrary practice, custom or ruling in cases under the Bankruptcy Code or other Creditors Rights Law generally), each Guarantor agrees not to accept any payment or satisfaction of any Guarantor Claims and hereby assigns all such Guarantor Claims to Lender, including the right (but not the obligation) to file proof of claim and to vote in any Bankruptcy Action, including the right to vote on any plan of reorganization, liquidation or other proposal for debt adjustment under any Creditors Rights Law.

(b)            Each Guarantor agrees that no payment by it under this Indemnity shall give rise to (a) any rights of subrogation against Borrower or the Collateral for the Debt, or (b) any rights of contribution against any other Person, in each case unless and until Lender has received full and indefeasible payment of the Debt and performance of the Other Obligations. If the deferral of such rights shall be unenforceable for any reason, each Guarantor agrees that (a) its rights of subrogation shall be junior and subordinate to Lender's rights against Borrower and the Collateral for the Debt, and (b) its rights of contribution against any other Person shall be junior and subordinate to Lender's rights against any other Person.

(c)             Any Guarantor Claim shall be and hereby is deferred, postponed and subordinated to the prior payment in full of the Debt. Further, each Guarantor agrees that should such Guarantor receive any funds, payment, claim, distribution, satisfaction or security for any Guarantor Claim, the same shall be delivered to Lender in the form received (endorsed or assigned as may be appropriate) for application on account of, or as security for, the Debt and

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 until so delivered to Lender, shall be held in trust for Lender as security for the Debt, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claim, distribution, satisfaction or security except to pay or deliver the same to Lender, and each Guarantor covenants to promptly pay or deliver the same to Lender.

(d)            Each Guarantor agrees that it shall have no Liens or security interests upon Borrower's assets to secure any Guarantor Claim and, to the extent that any such Lien or security interest in Borrower's assets exists or shall hereafter be created or attach for any reason, such Liens and security interests are and shall remain inferior and subordinate to the Liens and security interests of Lender securing the Debt. Without the prior written consent of Lender, no Guarantor shall (i) exercise or enforce any creditor's rights it may have against Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps to institute any action or proceedings to enforce any Liens or security interests on any asset of Borrower.

(e)            In the event of any Bankruptcy Action involving any Guarantor as debtor, Lender shall have the right to prove its claim in any such Bankruptcy Action so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Each Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application against the Guaranteed Obligations, any such dividend or payment which is otherwise payable to any Guarantor, and which, as between Borrower and any such Guarantor, shall constitute a credit against the Guarantor Claims, then upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall be subrogated to the rights of Lender to the extent that such payments to Lender on any such Guarantor Claim have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon such Guarantor Claim.

[Remainder of page left intentionally blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER: IREIT HARVEST SQUARE, L.L.C., a Delaware limited liability company

By:	Inland Real Estate Income Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ David Z. Lichterman
	Name:	David Z. Lichterman
	Title:	Vice President, Treasurer & CAO

GUARANTOR: INLAND REAL ESTATE INCOME TRUST, INC., a Maryland corporation

By:	/s/ David Z. Lichterman
Name:	David Z. Lichterman
Title:	Vice President, Treasurer & CAO

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SCHEDULE I

LIST OF EXCEPTIONS

Section 3. Exceptions to Representations and Warranties.

None

Sections 4(c) and (d). Exceptions to Environmental Covenants Relating to Hazardous Materials Used in the Ordinary Course of Indemnitor's Business.